                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
                                  BIOGEN, INC.
                (Name of Registrant as Specified in Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

[Biogen Logo]

Notice of 2001 Annual Meeting
and Proxy Statement

[GRAPHIC OF DOUBLE HELIX OF DNA]

--------------------------------------------------------------------------------

[Biogen Logo]

                                                                    May 15, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Biogen, Inc. to be held at 10:00 a.m. on Friday, June 15, 2001 at the Company's offices located at 12 Cambridge Center, Cambridge, Massachusetts 02142.

     At the Annual Meeting, four persons will be elected to the Board of Directors. The Board of Directors recommends the re-election of the nominees named in the Proxy Statement. In addition, the Company will ask the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ James C. Mullen

                                          James C. Mullen
                                          President and Chief Executive Officer

     YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                  BIOGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

TO THE STOCKHOLDERS OF BIOGEN, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Biogen, Inc., a Massachusetts corporation, will be held at 10:00 a.m. on Friday, June 15, 2001 at Biogen's offices located at 12 Cambridge Center, Cambridge, Massachusetts 02142 for the following purposes:

          1. To elect four members to the Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified or their earlier resignation or removal.

          2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

          3. To transact such other business as may be properly brought before the Meeting and any adjournments.

     The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the card. A return, postage-paid, self-addressed envelope is enclosed for your convenience.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ James C. Mullen
                                            JAMES C. MULLEN
                                            President and Chief Executive
                                            Officer

Cambridge, Massachusetts
May 15, 2001

                                  BIOGEN, INC.
                              14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biogen, Inc. ("Biogen" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") which will be held at the Company's offices at 12 Cambridge Center, Cambridge, Massachusetts 02142 on Friday, June 15, 2001 at 10:00 a.m. for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by valid proxies, received in time for the Meeting and not revoked prior to the Meeting, will be voted at the Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to the Clerk of the Company a signed statement of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Meeting may vote in person by revoking the proxy. This Proxy Statement and the accompanying proxy are being mailed on or about May 15, 2001 to all stockholders entitled to notice of and to vote at the Meeting.

     The close of business on April 20, 2001 is the record date for determining the stockholders entitled to notice of and to vote at the Meeting. On that date, the Company had 148,287,966 shares of Common Stock outstanding and entitled to vote.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

     The Company effected a two-for-one stock split on each of November 15, 1996 and June 25, 1999. All of the information presented in this Proxy Statement has been adjusted to reflect both stock splits.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") currently consists of eleven members divided into three classes, two classes of four and one of three, serving staggered three-year terms. The term of one class of four directors expires at the Meeting. If re-elected, each member of this class will hold office until the Annual Meeting of Stockholders in 2004 and until their successors are elected unless they resign or are removed.

VOTE

     A plurality of the votes cast at the Meeting is required to elect a director. If any nominee is unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend. THE BOARD RECOMMENDS THE ELECTION OF ALAN BELZER, MARY L. GOOD, SIR KENNETH MURRAY AND JAMES W. STEVENS AS DIRECTORS.

INFORMATION ABOUT THE DIRECTORS

[PICTURE]                       Director since 1990; President, Chief Operating Officer and
                                Director, Allied-Signal, Inc. (now Honeywell International
Alan Belzer                     Inc.) from 1988 to 1993; from 1983 to 1988, Executive Vice
(age 68)                        President and President, Engineered Materials Sector,
NOMINEE FOR RE-ELECTION         Allied-Signal, Inc.

[PICTURE]                       Director since 1986; Member of the class of directors with term ending in 2003; Managing Director, The Henley Group,
Harold W. Buirkle               Inc. from 1986 to 1990; from 1983 to 1985, Executive Vice
(age 80)                        President, Finance and Planning, Allied Corporation
                                (formerly Allied-Signal, Inc., now Honeywell International
                                Inc.).

[PICTURE]                       Director since 1997; Managing Member, Venture Capital
                                Investors, LLC since 1997; Donaghey University Professor and
Mary L. Good, Ph.D.             Dean, Donaghey College of Information Science and System
(age 69)                        Engineering at University of Arkansas at Little Rock since
NOMINEE FOR RE-ELECTION         1998; Under Secretary for Technology, United States
                                Department of Commerce from 1993 to 1997; Senior Vice
                                President, Technology, Allied-Signal, Inc. (now Honeywell
                                International Inc.) from 1988 to 1993; Director of IDEXX
                                Laboratories, Inc. and Whatman Co. plc.

[PICTURE]                       Director since 1996; Member of the class of directors with term ending in 2002; Dean, Fuqua School of Business Europe,
Thomas F. Keller, Ph.D.         Duke University, since 1999; R.J. Reynolds Professor of
(age 69)                        Business Administration, Duke University, since 1974; Dean,
                                Fuqua School of Business, Duke University, from 1974 until
                                1996; Director of Dimon, Inc., Wendy's International, and
                                Nations Funds.


[PICTURE]                       Director since 1987; Member of the class of directors with term ending in 2002; Vice President, Schiller International
Roger H. Morley                 University, Heidelberg, Germany since 1983; Co-Managing
(age 69)                        Director, R&R Inventions Ltd., Birmingham, U.K.

[PICTURE]                       Director since 1999; Member of the class of directors with term ending in 2002; Chief Executive Officer of Biogen, Inc.
James C. Mullen                 since 2000; President of Biogen, Inc. since 1999; Chief
(age 42)                        Operating Officer of Biogen, Inc. from 1999 until 2000; Vice
                                President -- International of Biogen from 1996 until 1999;
                                Vice President -- Operations of Biogen from 1991 to 1996.
                                Prior to joining Biogen in 1989, Mr. Mullen held various
                                positions of responsibility at SmithKline-Beckman
                                Corporation (now GlaxoSmithKline plc) from 1984 to 1988,
                                including Director Engineering SmithKline and French
                                Laboratories Worldwide.

[PICTURE]                       Director since 1980; Biogen Professor of Molecular Biology,
                                University of Edinburgh, Scotland since 1984 (Emeritus since
Sir Kenneth Murray, Ph.D.       1998); during 1985 and 1986, Interim Research Director of
(age 70)                        Biogen S.A.; Fellow of the Royal Society; Vice Chairman of
NOMINEE FOR RE-ELECTION         the Scientific Board of the Company and nominated as a
                                director pursuant to designation by the Scientific Board.

[PICTURE]                       Director since 1982; Member of the class of directors with term ending in 2002; Director of the McGovern Institute for
Phillip A. Sharp, Ph.D.         Brain Research, Massachusetts Institute of Technology since
(age 56)                        March 2000; Institute Professor, Center for Cancer Research,
                                MIT since 1999; from 1991 until 1999, Salvador E. Luria
                                Professor and Head of the Department of Biology, Center for
                                Cancer Research, MIT; Director of the Center for Cancer
                                Research at MIT from 1985 to 1991; Chairman of the
                                Scientific Board of the Company and nominated as a director pursuant to designation by the Scientific Board; Nobel
                                Laureate.

[PICTURE]                       Director since 1997; Member of the class of directors with term ending in 2003; Visiting lecturer, University of
Alan K. Simpson                 Wyoming since 2000; Former Director of the Institute of
(age 69)                        Politics and Visiting Lecturer, John F. Kennedy School of
                                Government, Harvard University from 1997 to 2000; United
                                States Senator from Wyoming from 1979 to 1997; Assistant
                                Majority Leader, United States Senate from 1984 to 1994;
                                Director of I.D.S.-American Express.

[PICTURE]                       Director since 1986; Chairman, Prudential Asset Management
                                Group from 1993 to 1995; Executive Vice President, The
James W. Stevens                Prudential Insurance Company of America and Prudential
(age 64)                        Investment Corporation from 1987 to 1995; Managing Director,
NOMINEE FOR RE-ELECTION         Dillon, Read & Company Inc. from 1985 until 1987; from 1984 until 1985, Group Executive of Citicorp and Citibank N.A.
                                and Chairman of Citicorp Venture Capital, Ltd; Director of
                                Maxcor Financial Group Inc.

[PICTURE]                       Director since 1985; Member of the class of directors with term ending in 2003; Chairman of the Board of Directors of
James L. Vincent                Biogen, Inc. since 1985; Chief Executive Officer of Biogen
(age 61)                        from December 1998 to 2000 and from 1985 until 1997, and
                                President from 1985 to 1994; from 1982 to 1985, Group Vice
                                President, Allied Corporation (formerly Allied-Signal, Inc., now Honeywell International Inc.) and President, Allied
                                Health and Scientific Products Company; from 1979 through
                                1980, Executive Vice President, Chief Operating Officer and
                                a Director of Abbott Laboratories, Inc.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Board has a Compensation and Management Resources Committee, a Finance and Audit Committee, a Stock and Option Plan Administration Committee, a Project Share Committee and a Nominating Committee. The Compensation and Management Resources Committee, whose members are Roger H. Morley (Chairman), Harold W. Buirkle, Mary L. Good, Phillip A. Sharp and James L. Vincent, makes recommendations to the Board concerning remuneration and benefits for senior executives, and reviews executive development and succession. The Stock and Option Plan Administration Committee, whose members are Harold W. Buirkle and Roger H. Morley, administers certain stock and stock option plans. The Project Share Committee, whose members are Phillip A. Sharp (Chairman), Kenneth Murray and James L. Vincent, recommends to the Board stock and stock option awards for scientific consultants. The Nominating Committee, whose members are Alan Belzer (Chairman), Kenneth Murray, Alan K. Simpson, James W. Stevens and James L. Vincent, identifies, evaluates and nominates candidates to fill Board positions. The Nominating Committee will consider nominees recommended by the Company's stockholders. Stockholders wishing to nominate a person for election to the Board must follow the procedures described in the Company's By-laws. The Finance and Audit Committee acts on behalf of the Board to oversee all aspects of the Company's financial reporting, internal control and audit functions. A report of the Finance and Audit Committee on its activities is set forth below. The Finance and Audit Committee consists of four non-employee directors of the Company, each of whom is independent within the meaning of the rules of the National Association of Securities Dealers. The members of the Finance and Audit Committee are Thomas F. Keller (Chairman), Alan Belzer, Harold W. Buirkle, and James W. Stevens.

     The Board of Directors and the Finance and Audit Committee each met five times in 2000. The Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee each met six times in 2000. Neither the Project Share Committee nor the Nominating Committee met in 2000. No director attended fewer than 75% of the total number of meetings of the Board or of Committees of the Board on which he or she served during 2000.

     Non-employee members of the Board receive a $20,000 per year retainer, $1,500 for each Board meeting attended and $500 for attending each meeting of Committees of the Board on which they serve, except for Committee chairmen, who receive $1,000 per Committee meeting attended. Those directors who are members of the Company's Scientific Board and who are not Company employees also received in 2000 an annual consulting fee of $20,000, $2,000 per day for Scientific Board meetings, and $500 per day for each full working day spent in the Company's laboratories, except for the Chairman of the Scientific Board whose annual consulting fee in 2000 was $75,000. Directors who are not members of the Company's Scientific Board are eligible to participate in the Company's 1985 Non-Qualified Stock Option Plan (the "1985 Plan"). In 2000, Mary L. Good and Alan K. Simpson were each granted options for the purchase of 30,000 shares of the Company's Common Stock under the 1985 Plan. Mr. Simpson's grant was made at an exercise price of $57.9688 and Dr. Good's at an exercise price of $62.0625, and each vests in three equal installments over three years on the anniversary of the date of grant. Directors who are members of the Scientific Board are eligible to participate in the Company's 1987 Scientific Board Stock Option Plan (the "1987 Plan"). In 2000, no eligible director received options under the 1987 Plan. Directors may defer all or part of their cash compensation pursuant to the Company's Voluntary Board of Directors Savings Plan.

FINANCE AND AUDIT COMMITTEE REPORT

     The Finance and Audit Committee's role is to act on behalf of the Board of Directors in the oversight of all aspects of the Company's financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. During 2000, the Finance and Audit Committee adopted a charter, a copy of which is attached to this Proxy Statement as Appendix A. In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for fiscal year 2000 with management. The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the Company's independent accountants, the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Finance and Audit Committee has discussed with the independent accountants the accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Finance and Audit Committee has also considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with their independence. The Finance and Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Finance and Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In reliance on these reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission:

     The Finance and Audit Committee of the Board of Directors
          Thomas F. Keller (Chairman)
          Alan Belzer
          Harold W. Buirkle
          James W. Stevens

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP, independent accountants, to examine the financial statements of the Company for the year ending December 31, 2001. PricewaterhouseCoopers examined the Company's financial statements for the year ended December 31, 2000. If the stockholders do not ratify the selection of PricewaterhouseCoopers as the Company's independent accountants, the Board will reconsider its selection. The Company expects that representatives of PricewaterhouseCoopers will attend the Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Form 10-Qs for such fiscal year were approximately $435,518.

ALL OTHER FEES

     The aggregate fees billed for services rendered by PricewaterhouseCoopers, other than the services referred to above, for the fiscal year ended December 31, 2000 were approximately $1,347,122. The Finance and Audit Committee has considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers' independence.

     THE BOARD RECOMMENDS RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                SHARE OWNERSHIP

     The following table sets forth information as of April 10, 2001 concerning the ownership of the Company's Common Stock by (i) each current member of the Board, (ii) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, (iii) all current directors and executive officers as a group and (iv) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS**                                            NUMBER(1)       PERCENT(1)
------------------                                            ---------       ----------
Current Directors:
Alan Belzer.................................................     164,000(2)         *
Harold W. Buirkle...........................................     386,170(3)         *
Mary L. Good................................................      33,000(4)         *
Thomas F. Keller............................................      70,800(5)         *
Roger H. Morley.............................................      88,000(4)         *
James C. Mullen.............................................     640,985(6)         *
Kenneth Murray..............................................     823,000(7)         *
Phillip A. Sharp............................................   1,016,000(8)         *
Alan K. Simpson.............................................      37,090(9)         *
James W. Stevens............................................     336,000(10)        *
James L. Vincent............................................   1,290,006(11)        *

Named Executive Officers Who Are Not Directors:
Burt A. Adelman.............................................     196,054(12)        *
Mark W. Leuchtenberger......................................     181,733(13)        *
Thomas J. Bucknum...........................................      86,150(14)
Cornelis "Kees" Been........................................      24,400(15)        *

Five Percent Holders
The TWC Group, Inc..........................................  10,436,796(16)     7.06%
  865 South Figueroa Street,
  Los Angeles, California 90017
All current executive officers and directors as a group (25
  persons)..................................................   6,202,781(17)     4.08%

---------------
   * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

  ** Addresses are given for beneficial owners of more than 5% of the Company's outstanding shares of Common Stock only.

 (1) All references to options in these notes mean those options which are held by the respective person on April 10, 2001 and which are exercisable on April 10, 2001 or become exercisable on or before sixty days after April 10, 2001. The calculation of percentages is based upon 147,923,966, the number of shares issued and outstanding at April 10, 2001, plus shares subject to options held by the respective person at April 10, 2001, which are exercisable on April 10, 2001 or become exercisable on or before June 9, 2001.

 (2) Includes 154,000 shares which may be acquired pursuant to options.

 (3) Includes 20,000 shares which may be acquired pursuant to options.

 (4) Represents shares which may be acquired pursuant to options.

 (5) Includes 10,000 shares which may be acquired pursuant to options. Also includes 60,000 shares which may be acquired pursuant to options held by a partnership of which Dr. Keller is a general partner and 800 shares which are held by the same partnership.

 (6) Includes 600,700 shares which may be acquired pursuant to options and 1,805 shares held under the Company's 401(k) plan.

 (7) Includes 184,000 shares which may be acquired pursuant to options.

 (8) Includes 304,000 shares which may be acquired pursuant to options.

 (9) Represents shares which may be acquired pursuant to options, including 5,363 shares which may be acquired by Mr. Simpson's wife.

(10) Includes 184,000 shares which may be acquired pursuant to options.

(11) Includes 1,160,000 shares which may be acquired pursuant to options. Includes 1,200 shares which may be acquired by Mr. Vincent's wife, and 2,506 shares held by Mr. Vincent under the Company's 401(k) plan. Certain of the shares acquired upon exercise of the options are subject to repurchase by the Company under certain circumstances.

(12) Includes 187,800 shares which may be acquired pursuant to options, 1,204 shares held under the Company's 401(k) plan and 255 shares held under the Company's 1983 Employee Stock Purchase Plan.

(13) Includes 174,016 shares which may be acquired pursuant to options and 717 shares held under the Company's 401(k) plan.

(14) Includes 85,800 shares which may be acquired pursuant to options and 350 shares held under the Company's 401(k) plan.

(15) Includes 22,000 shares which may be acquired pursuant to options.

(16) Based solely upon information contained in a Schedule 13G filed February 14, 2001 with the Securities and Exchange Commission.

(17) Includes 4,126,366 shares which may be acquired pursuant to options, 18,078 shares held under the Company's 401(k) plan and 1,853 shares held under the Company's 1983 Employee Stock Purchase Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by each person who served as the Company's Chief Executive Officer during 2000 and the four other most highly compensated executive officers of the Company as of December 31, 2000 (collectively, the "Named Executive Officers") for services rendered to the Company during the three fiscal years ended December 31, 2000.

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                            ANNUAL COMPENSATION                COMPENSATION
                               ---------------------------------------------   ------------
                                                                                  SHARES
NAME AND PRINCIPAL                                              OTHER ANNUAL    UNDERLYING       ALL OTHER
POSITION                       YEAR     SALARY       BONUS      COMPENSATION    OPTIONS(#)    COMPENSATION(1)
------------------             ----     ------       -----      ------------    ----------    ---------------
James L. Vincent.............  2000   $1,100,008   $  420,000     $     --        100,000         $10,545
  Chairman of the              1999    1,025,988    1,500,000           --        740,000          21,000
  Board and Former Chief       1998    1,014,000            0           --        120,000          19,279
  Executive Officer

James C. Mullen..............  2000      604,617      420,000           --        375,000           3,825
  President and Chief          1999      398,163      350,000       54,873(2)     500,000           4,577
  Executive Officer            1998      260,000       70,900           --         60,000           4,010

Burt A. Adelman..............  2000      273,000       73,000           --         25,000           4,369
  Vice President --            1999      260,000       73,000           --         20,000           5,042
  Medical Research             1998      232,500       65,400           --         40,000           4,545

Mark W. Leuchtenberger.......  2000      264,992       61,000      116,511(3)      25,000           3,645
  Vice President --            1999      241,154       79,000       92,016(4)     125,000           3,389
  International                1998      215,000       65,100           --         60,000           2,493

Thomas J. Bucknum............  2000      260,000       64,500           --         25,000           5,385
  Vice President --            1999      209,172       71,750           --          8,000           3,036
  General Counsel and Clerk    1998      177,687       25,600       39,333(5)      65,000           2,580

Cornelis "Kees" Been.........  2000      250,000       61,000      112,725(6)      25,000           3,637
  Vice President -- Business   1999       86,538       33,500       41,678(7)     110,000           1,080
  and Market Development       1998           --           --           --             --              --

---------------
(1) All Other Compensation in 2000 for all of the Named Executive Officers includes (i) the dollar value of matching contributions made in shares of the Company's Common Stock during the 2000 fiscal year under the Company's 401(k) plan in the amount of $2,625 for Mr. Vincent, Mr. Mullen and Mr. Bucknum, $2,568.75 for Dr. Adelman, $2,444.94 for Mr. Leuchtenberger, and $2,437.04 for Mr. Been. All Other Compensation also includes, for each of the Named Executive Officers, the dollar value of premiums paid by the Company during the 2000 fiscal year with respect to term life insurance for their benefit under an executive life insurance program in the amount of $7,920 for Mr. Vincent, $2,077 for Mr. Mullen, $1,800 for Dr. Adelman, $1,200 for Mr. Leuchtenberger, $2,760 for Mr. Bucknum and $1,200 for Mr. Been.

(2) The 1999 figure includes benefits received in connection with service outside of the United States, including a $23,934 cost of living adjustment, $14,161 in housing-related payments, and payments to cover relocation expenses and an automobile lease. Also includes benefits received with respect to personal income tax preparation services.

(3) The 2000 figure includes benefits received in connection with service outside of the United States, including $60,985 in housing-related payments, a $29,745 cost of living adjustment, and payments to cover relocation expenses and an automobile lease. Also includes benefits received with respect to personal income tax preparation services.

(4) The 1999 figure includes benefits received in connection with service outside of the United States, including $52,807 in housing-related payments, a $24,404 cost of living adjustment, and payments to cover relocation expenses and an automobile lease; also includes benefits received with respect to personal income tax preparation services.

(5) Includes a portion of payments in the amount of $33,333 made under a contingent bonus program in connection with Mr. Buckman's hiring, which became vested during 1998; also includes benefits received with respect to personal income tax preparation services.

(6) Includes the portion of payments in the amount of $66,667, made under a contingent bonus program in connection with Mr. Been's hiring, which became vested in 2000. The figure also includes payments in the amount of $46,058 to cover relocation costs.

(7) Includes the portion of payments in the amount of $23,077, made under a contingent bonus program in connection with Mr. Been's hiring, which became vested in 1999. The figure also includes payments in the amount of $18,602 to cover relocation costs.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the Named Executive Officers in 2000.

                                              INDIVIDUAL GRANTS
                             ----------------------------------------------------    POTENTIAL REALIZABLE VALUE
                             NUMBER OF     % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                               SHARES       OPTIONS                                 OF STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO                                    FOR OPTION TERM(2)
                              OPTIONS     EMPLOYEES IN    EXERCISE     EXPIRATION   ----------------------------
NAME                         GRANTED(1)   FISCAL YEAR    PRICE($/SH)      DATE         5%($)          10%($)
----                         ----------   ------------   -----------   ----------   ------------   -------------
James L. Vincent...........   100,000        3.77%        $52.2813      12/15/10     $3,287,943     $ 8,332,290
James C. Mullen............   250,000         9.43         59.6250      06/16/10      9,374,460      23,756,724
                              125,000         4.72         52.2813      12/15/10      4,109,925      10,415,362
Burt A. Adelman............    25,000          .94         52.2813      12/15/10        821,985       2,083,072
Mark W. Leuchtenberger.....    15,000          .57         52.2813      12/15/10        493,191       1,249,843
Thomas J. Bucknum..........    25,000          .94         52.2813      12/15/10        821,985       2,083,072
Cornelis "Kees" Been.......    25,000          .94         52.2813      12/15/10        821,985       2,083,072

---------------
(1) All options listed were granted pursuant to the 1985 Plan at the market price on the date of grant and have ten-year terms. All of the options, except those granted to Mr. Vincent, vest annually in equal installments over five years, commencing one year from the date of grant. The options granted to Mr. Vincent are immediately exercisable, but the shares issuable upon exercise of the options are subject to repurchase by the Company under certain conditions and for a specified period.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option's exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Company's Common

    Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised. The potential realizable values for all stockholders at the assumed annual rates of stock price appreciation of 5% and 10% would be $5,583,261,755 and $14,149,584,728, respectively, after ten years beginning December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of options by each of the Named Executive Officers in 2000. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options at December 31, 2000, and the value of "in-the-money" options, which value represents the positive spread between the exercise price of any such option and the fair market value of the Company's Common Stock on December 31, 2000.

                                                                  NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                OPTIONS AT YEAR-END                 AT YEAR-END(1)
                           SHARES ACQUIRED      VALUE      ------------------------------   ------------------------------
NAME                       ON EXERCISE(#)     REALIZED     EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
----                       ---------------   -----------   --------------   -------------   --------------   -------------
James L. Vincent.........      555,000       $36,170,803     1,160,000               0       $19,889,542      $        0
James C. Mullen..........      135,000         7,731,041       600,700         785,800        21,960,308       9,056,572
Burt A. Adelman..........       10,000           907,362       175,800         113,000         7,719,265       2,818,746
Mark W. Leuchtenberger...        7,500           541,763       174,016         192,000         5,344,573       4,860,274
Thomas J. Bucknum........            0                 0        75,800         128,200         2,787,121       2,614,126
Cornelis "Kees" Been.....            0                 0        22,000         113,000                 0         199,968

---------------
(1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $60.28, the average of the high and low sales prices of the Company's Common Stock on December 31, 2000.

(2) The options granted to Mr. Vincent are immediately exercisable, but the shares issuable upon exercise of the options are subject to repurchase by the Company under certain conditions and for a specified period.

PENSION PLAN

     The Company has a defined benefit pension plan in which all regular U.S. employees participate as of the first day of the quarter following date of hire. Benefits are expressed as cash balance accounts. At the end of each plan year, the Company makes a contribution to the participant's account in the form of a basic credit ranging from 2% to 15% of the participant's compensation during the year depending on the participant's age. In addition, a participant may receive a supplemental credit equal to 3% (or the participant's basic credit percentage, if less) of compensation during the year in excess of the participant's Social Security covered compensation level. Account balances grow each year at a specified rate of interest equal to the average of the One-Year Treasury Bill (T-bill) rate for the prior year plus 1%. The plan's interest credit will not be less than 5.25% nor more than 10%. A participant is eligible to retire and begin receiving his or her vested benefit from the plan as early as age 55. The total account balance is converted to a monthly pension at retirement. Alternatively, a participant may elect to receive his or her account balance as a lump sum. For 1995 and earlier years, the benefit formula provided at different times varying amounts of benefit accrual. A participant's vested interest in the plan is subject to a graded vesting schedule based on years of service with Biogen and fully vests after seven years of service.

     The Company also maintains a Supplemental Executive Retirement Plan ("SERP"). The SERP provides benefits that, due to tax law limits, cannot be paid from the qualified pension plan. For certain executive officers, the SERP also preserves the level of retirement benefits provided under the pension plan's benefit formula before its amendment effective in 1989 to comply with the Tax Reform Act of 1986.

     The following table shows estimated annual benefits payable upon normal retirement (age 65) for life under the pension plan and the SERP. These estimates assume that account balances will grow 7% each year, that an employee will work for the Company until normal retirement age, and that the participant's compensation level equals the amounts shown below for each year of service.

                                                           YEARS OF SERVICE
            CURRENT SALARY              -------------------------------------------------------
              PLUS BONUS                  15         20         25          30           35
            --------------                --         --         --          --           --
   300,000............................   94,000    130,000    174,000      229,000      296,000
   400,000............................  127,000    177,000    237,000      313,000      405,000
   500,000............................  160,000    224,000    301,000      397,000      515,000
   600,000............................  193,000    270,000    364,000      481,000      625,000
   700,000............................  226,000    317,000    427,000      566,000      734,000
   800,000............................  260,000    364,000    490,000      650,000      844,000
   900,000............................  293,000    410,000    554,000      734,000      953,000
 1,000,000............................  326,000    457,000    617,000      818,000    1,063,000
 1,100,000............................  359,000    504,000    680,000      902,000    1,173,000
 1,200,000............................  392,000    550,000    743,000      986,000    1,282,000
 1,300,000............................  425,000    597,000    807,000    1,070,000    1,392,000
 1,400,000............................  458,000    644,000    870,000    1,155,000    1,502,000
 1,500,000............................  491,000    690,000    933,000    1,239,000    1,611,000

     The (i) current pensionable earnings (salary and bonus), (ii) current years of service, and (iii) projected total service at age 65 are as follows for each of the Named Executive Officers: Mr. Vincent ($1,483,068, 15 years and 19 years (projected)); Mr. Mullen ($1,024,617, 11.5 years and 34 years (projected)); Dr. Adelman ($346,000, 9.5 years and 26 years (projected)); Mr. Leuchtenberger ($325,992, 10 years and 30.5 years (projected)); Mr. Bucknum ($324,500, 5 years and 15.5 years (projected)); and Mr. Been ($311,000, 1.5 years and 25 years (projected)).

EMPLOYMENT ARRANGEMENTS WITH THE COMPANY AND CERTAIN TRANSACTIONS

     Messrs. Mullen, Leuchtenberger, Bucknum and Been and Dr. Adelman (collectively, the "Executives"), each has an employment agreement with the Company under which he receives executive life insurance and tax preparation services. These employment agreements further provide for compensation in the event of termination of the Executive's employment by the Company, other than for cause, in the amount of base salary and certain medical benefits, for twelve months or until alternative employment is obtained, if earlier. The employment agreements for each of the Executives also provide for a specified target bonus each year. In addition, Mr. Leuchtenberger's employment agreement sets forth certain benefits to which he is entitled in connection with his relocation to the Company's office in Nanterre, France. Such benefits include a cost of living allowance, housing accommodations and a leased automobile.

     Mr. Vincent has an employment agreement under which he receives term life, disability and personal liability insurance, personal income tax preparation and tax audit services. Mr. Vincent's agreement was amended in 1996, and again in March 2000. Under Mr. Vincent's amended employment agreement, in the event of a non-cause termination (whether by the Company or by Mr. Vincent in certain circumstances, including following a change of control of the Company), Mr. Vincent will be entitled to receive a payment equal to at least 2.5 times and no more than 6.5 times his average annual cash compensation for the three years preceding termination, depending upon the date of termination. In the event of termination, under certain circumstances, Mr. Vincent will be entitled to the continuation of certain benefits until age 65 as well as continued service credit and possible accelerated payment under the Company's SERP. Termination payments will be made together with the amount of certain excise taxes imposed on the termination payments. The amended agreement also includes a three-year non-competition provision and a two-year non-solicitation provision. Under the March 2000 amendment, the Company exercised its option to extend the term of Mr. Vincent's service as Chairman of the Board to 2004.

     In connection with the hiring of certain executives, the Company has granted bonuses contingent upon the executive's continued employment over a period of years. The Company has also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2000, the members of the Compensation and Management Resources Committee, which determines cash remuneration and benefits for senior executives and reviews executive development and succession, were Roger H. Morley, (Chairman), Harold W. Buirkle, Mary L. Good, Phillip A. Sharp and James L. Vincent, the Chairman of the Board and former Chief Executive Officer of the Company.

                    JOINT REPORT ON COMPENSATION PHILOSOPHY
                       BY THE COMPENSATION AND MANAGEMENT
                     RESOURCES COMMITTEE AND THE STOCK AND
                      OPTION PLAN ADMINISTRATION COMMITTEE

     Having attained its goal of moving from a development-stage company to a fully-integrated pharmaceutical company, Biogen continues to focus on achieving sustained growth and development. The Company's current strategy towards this objective is to grow the worldwide market for its AVONEX(R) (Interferon beta-1a) product, develop drugs from its current pipeline, fill its pipeline so that there are new drugs to bring to market in the future, continue to foster the creative energies of the internal research group as a source of new development programs, and do all of this in a financially responsible way so as to maximize value for shareholders. The Company's achievements in 2000 reflect its efforts toward fulfilling this strategy. These achievements included maintaining AVONEX(R) as the worldwide market leader among multiple sclerosis therapies; completing a dose comparison study of AVONEX(R) as well as receiving positive results from a clinical study of AVONEX(R) in secondary progressive multiple sclerosis patients; making substantial progress on the construction of the Company's large scale manufacturing facility in Research Triangle Park, NC and on a new building to house process development operations on the Company's Cambridge, MA campus; continuing aggressive development of the Company's clinical pipeline, including entering into a collaboration with Elan Corporation, plc ("Elan") for the joint development of Antegren(R) (natalizumab); successfully concluding Phase 2 studies of Antegren(R) in multiple sclerosis and Crohn's disease; and completing dosing in extensive Phase 3 trials of AMEVIVE(TM) (alefacept) in patients with moderate to severe chronic plaque psoriasis.

     Biogen has chosen challenging goals. The Company's success in achieving its mission to date and the magnitude of this success are due in large part to the Company's philosophy and practice of recruiting, motivating and retaining senior executives with demonstrated talent and managerial leadership skills typically gained from successful experiences in positions of greater scope and responsibility in pharmaceutical and other industry settings. A competitive compensation program has been a crucial part of the Company's efforts. The Biogen executive compensation program consists of three parts: base salary and benefits, annual bonus and stock options. The Company's target for total compensation is to be competitive with major biotechnology companies, generally those peer companies with significant revenues and at least one product successfully developed and marketed, and with pharmaceutical industry companies, on a size-adjusted basis. In 2000, the total compensation package paid to executive officers, other than the Chairman and Chief Executive Officer, was about average compared to the major biotechnology companies with respect to cash compensation and the value of stock options granted. Individual compensation decisions are made with reference to progress toward goals tailored for Biogen's stage of development.

BASE SALARY AND BENEFITS

     The Company's philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels and other compensation elements are generally made through participation in a variety of industry surveys and studies, as well as by monitoring developments in key industries such as the pharmaceutical industry. Periodic adjustments in base salary relate to competitive factors and to individual performance evaluated against pre-established objectives. Executive officers are also entitled to participate in benefit plans generally available to employees and to receive executive life insurance and other benefits as described elsewhere in this Proxy Statement.

ANNUAL BONUS

     The Compensation and Management Resources Committee of the Board of Directors, in its discretion, may award bonuses to executive officers. The Company pays bonuses based on each executive officer's achievement of his or her performance goals. The intent of the annual bonus is to motivate and reward performance of senior executives measured against distinct and clearly articulated goals, with a view towards the competitive compensation practices of the biotechnology industry. The goals vary with responsibilities and are based on individual milestones rather than overall measures of the Company's performance. In 2000, these goals included: achieving certain commercial and market milestones with respect to AVONEX(R); substantial progress in the construction of new facilities in Cambridge, MA to house process development operations and in Research Triangle Park, NC to accommodate large-scale manufacturing capacity; achieving certain clinical milestones with respect to the Company's key development-stage products, including AMEVIVE(TM) and Antegren(R); beginning the building of a corporate infrastructure in Japan and Asia; achieving certain research and development milestones with respect to the Company's product pipeline; and completing key recruiting and strategic planning efforts.

STOCK OPTIONS

     Stock options are a fundamental element in the total compensation program because they emphasize long-term Company performance as measured by creation of stockholder value and foster a community of interest between stockholders and employees. Accordingly, the Company believes that the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options are granted to all regular full-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of individual pre-established goals, but also the number and terms of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Stock and Option Plan Administration Committee determines the size of option grants to executive officers.

     Options are granted, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company generally awards options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. Some of the Company's stock option plans also provide for option grants to members of the Board and the Scientific Board. Options granted to employees generally vest over periods ranging from five to seven years after grant.

CEO COMPENSATION

     The compensation of James C. Mullen, who became Chief Executive Officer effective in June of 2000, reflects the Company's general compensation philosophy. Mr. Mullen was a Director and President and Chief Operating Officer for the first half of 2000 and worked closely during the course of that tenure with the former Chief Executive Officer (and current Chairman of the Board), James Vincent, in pursuit of the Company's overall goals for the year. Mr. Mullen's compensation as CEO in 2000 was not formula-based, but rather was determined jointly by the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee based on the Committees' assessment of Mr. Mullen's performance and review of data showing the compensation of Mr. Mullen's peers in the pharmaceutical and biotechnology industries. The Committees collectively evaluated Mr. Mullen's performance by considering various factors, including the breadth of Mr. Mullen's responsibilities and progress made by the Company toward its goals as measured by the Committees' assessment of the performance of the key departments. In 2000, the Company's progress and the quality of Mr. Mullen's performance were reflected in the Company's progress toward its goals.

     In determining whether to grant Mr. Mullen options, the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee considered not only competitive factors and Mr. Mullen's performance, but also the number and terms of options previously granted. Options were granted to Mr. Mullen in 2000 in recognition not only of his assuming the position of Chief Executive Officer but also his performance as Chief Operating Officer and his close cooperation with Mr. Vincent, who was Chief Executive Officer during the first half of the year.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

     Internal Revenue Code Section 162(m) ("Section 162(m)") precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest paid officers. Certain income is not subject to the limit. As a result, the Company was able to deduct substantially all compensation paid to its executive officers in 2000. At such time as Section 162(m) would materially affect the Company, the Board and Committees will assess the practical effect on executive compensation and determine what action, if any, is appropriate while maintaining the discretion to compensate its executive officers in a manner consistent with the Company's compensation policies without regard to deductibility.

COMMITTEES' ROLES

     The stock option plans for senior executives are administered by the Stock and Option Plan Administration Committee (consisting of Messrs. Buirkle and Morley) of the Board. Other compensation decisions for senior executives are made by the Compensation and Management Resources Committee and ratified by the Board based on recommendations from that Committee.

                                      Roger H. Morley, Chairman,
                                       Compensation and Management Resources
                                      Committee
                                      Harold W. Buirkle
                                      Mary L. Good
                                      Phillip A. Sharp
                                      James L. Vincent

           SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's officers, directors and greater-than-ten-percent stockholders are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Based solely on information provided to the Company by the individual directors and officers, the Company believes that, during the fiscal year ended December 31, 2000, all such parties complied with all applicable filing requirements except for reporting of the following transactions: an amended filing of Form 5 for James C. Mullen, properly reporting a grant of options.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on December 29, 1995 and ending December 29, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share price at the beginning of the period) with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Pharmaceutical Stocks Total Return Index. The NASDAQ Pharmaceutical Stocks Total Return Index, which is calculated and supplied by NASDAQ, represents all companies trading on NASDAQ under the Standard Industrial Classification (SIC) Code for pharmaceutical, including biotechnology, companies. Biogen has not paid dividends, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                                                                                          NASDAQ PHARMACEUTICAL
                                                         BIOGEN                      S&P 500                      INDEX
                                                         ------                      -------              ---------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     126.02                      123.18                      100.13
1997                                                     118.29                      164.36                      103.19
1998                                                     269.92                      212.07                      130.98
1999                                                     549.59                      256.84                      246.87
2000                                                     390.65                      233.95                      307.89

                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 BIOGEN                100.00    126.02    118.29    269.92    549.59    390.65
--------------------------------------------------------------------------------
 S&P 500               100.00    123.18    164.36    212.07    256.84    233.95
--------------------------------------------------------------------------------
 NASDAQ
 Pharmaceutical
Index                  100.00    100.13    103.19    130.98    246.87    307.89
--------------------------------------------------------------------------------

                                 MISCELLANEOUS

PROPOSALS OF STOCKHOLDERS

     To be included in the Company's Proxy Statement for consideration at the Annual Meeting of Stockholders to be held in 2002, stockholder proposals must be received by the Company, marked for the attention of the "Vice President-General Counsel," not later than January 14, 2002. The Company's By-laws provide that stockholders desiring to nominate persons for election to the Board or to bring any other business before the stockholders at an annual meeting must notify the Clerk of the Company in writing not less than 60 days, but not more than 90 days, prior to the meeting. If, however, the Company gives less than 70 days' notice or prior public disclosure of the date of the meeting, a stockholder's notice to be timely must be received by the tenth day following the date on which notice or public disclosure of the date of the meeting is made to the stockholders.

SOLICITATION AND VOTING OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Directors, officers and other employees of the Company may also solicit proxies by telephone, telegram, fax and personal solicitation. No additional compensation will be paid to any director, officer or employee for such solicitation. The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of the Company's Common Stock for their expenses in forwarding proxy material to such beneficial owners. The Company has hired D.F. King & Co., Inc. to act as its proxy solicitation agent for the Meeting at a cost of approximately $6,000.

     Stockholders of record on April 20, 2001 will be entitled to vote at the Meeting on the basis of one vote for each share held. If a stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. Unless authority to vote for any of the proposals is withheld, the shares represented by the enclosed proxy will be voted for such proposals. With respect to the matters to be acted on at the Meeting, abstentions and broker non-votes will neither count for nor against the proposal to be voted upon. For all proposals, abstentions and broker non-votes will be counted toward determination of a quorum.

INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Joint Report on Compensation Philosophy by the Compensation and Management Resources Committee and the Stock Option Plan Administration Committee and the Finance and Audit Committee Report, and the Performance Graph included in this Proxy Statement shall not be incorporated by reference into any such filings.

OTHER MATTERS

     The Board knows of no other business which will be presented at the Meeting. If other business is properly brought before the Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Thomas J. Bucknum
                                          Thomas J. Bucknum
                                          Clerk
Cambridge, Massachusetts
May 15, 2001

APPENDIX A

                                  BIOGEN, INC.
      CHARTER OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE:

     The primary purpose of the Finance and Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of the Company in fulfilling its oversight responsibilities with respect to the Company's accounting and financial reporting practices and the quality and integrity of the Company's financial reports. The Committee shall also review the Company's financing and investing activities; review the performance and oversee the independence of the independent accountants; and review the Company's corporate compliance program. The Company's management is responsible for preparing the Company's financial statements. The independent accountants are responsible for auditing those financial statements, and are accountable to the Committee and the Board, as representatives of the Company's shareholders. The Committee does not provide any special assurance or certification with regard to the Company's financial statements or the results of the independent accountants' examinations.

II. COMPOSITION AND MEETINGS:

     The Committee shall be composed of at least three directors, as determined by the Board, each of whom shall be an independent, non-executive director, free from any relationship that would interfere with exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting or comparable experience involving financial management or oversight. The term of office for each Committee member will be concurrent with that member's Board term unless such member resigns or is removed from the Committee by the Board. The Board shall designate a Committee Chairperson from among the Committee members.

     The Committee shall meet at least four times each year, or more frequently as circumstances dictate. Management shall prepare the Committee meeting agenda with appropriate input from the Board, the Committee Chairperson and the independent accountants. The Chief Executive Officer and the Chief Financial Officer and/or their designees will represent management at meetings of the Committee. At least once a year, the Committee shall meet with management and the independent accountants separately. The Committee shall meet privately as a committee as necessary to discuss any matters that the Committee believes should be discussed without the presence of management. Management and the independent accountants shall each have direct and unrestricted access to the Committee and the Committee Chairperson.

III. RESPONSIBILITIES:

     The Committee in performance of its overall responsibilities shall undertake the following activities in addition to any other activities the Committee deems necessary to fulfill its purpose:

          1. The Committee shall review with management and the independent accountants the Company's annual financial statements prior to filing or distribution. Review shall include a discussion with the independent accountants of the matters required to be discussed in accordance with Statement of Auditing Standards No. 61, "Communication with Audit Committees", as amended. The Committee shall discuss any significant accounting matters that arise on an interim basis with management and the independent accountants, as required by Statement of Auditing Standards No. 90, "Audit Committee Communications".

          2. Management and the independent accountants shall review the integrity and quality of the Company's financial reporting processes and controls with the Committee. Management and the independent accountants shall discuss with the Committee the significant financial risk exposures and the Committee shall then review with management the steps that management has taken or intends to take to monitor, control and report such exposures. The independent accountants shall review significant findings together with management's response with the Committee.

          3. The Committee shall review with management the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Committee and the Board, as representatives of shareholders, have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent accountants.

          4. On an annual basis, the Committee shall request from and the independent accountants will provide a formal written report delineating all relationships between the independent accountants and the Company consistent with the provisions of the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Committee shall discuss with the independent accountants any such relationships or services described in the report or otherwise disclosed to the Committee that may impact the objectivity and independence of the independent accountants, and shall recommend that the Board take appropriate action to ensure the independence of the outside accountants when circumstances so warrant.

          5. Management and the independent accountants shall review with the Committee significant accounting and reporting issues, including recent professional and regulatory pronouncements, so the Committee may understand the impact of such issues on the Company's financial statements.

          6. Management shall discuss with the Committee the Company's financing and investment activities, including but not limited to, the Company's funds, pension funds, foreign exchange commitments, borrowing activities, guarantees of indebtedness, capital expenditures, tax policies, dividend policies and insurance and risk management activities.

          7. Management shall discuss with the Committee the effectiveness of the Company's corporate compliance system for monitoring compliance with laws and regulations and the results of management's investigations and follow-up on any fraudulent acts or accounting irregularities.

          8. The Committee shall meet with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

          9. The Committee shall ensure that significant findings and recommendations made to it by the independent accountants are discussed on a timely basis.

          10. The Committee shall perform other oversight functions as requested by the Board.

          11. The Committee shall regularly update the Board about Committee activities and make appropriate recommendations.

          12. The Committee shall review and assess the adequacy of this charter on annual basis, and propose recommendations to the Board for the update and modification of the charter, as appropriate.

          13. The Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the independent accountants as well as employees of the Company. The Committee shall be empowered, at the Company's expense, to retain special counsel, accountants, or other experts as the Committee deems necessary to assist the Committee in fulfilling its duties and responsibilities.

                                      LOGO

                              DIRECTIONS TO BIOGEN

FROM LOGAN AIRPORT & BOSTON            FROM NORTH OR SOUTH                    FROM MASS AVE.,
Take Sumner Tunnel to Expressway       Rte. 93 to Storrow Drive. Take         Follow Mass Ave. onto Main Street.
(Rte. 93). Go up ramp for 1/4 mile     Storrow Drive to exit marked Kendall   Take left onto Ames Street at Legal
following signs for Storrow Drive.     Square. Go across Longfellow Bridge    Seafood...
Take Storrow Drive to left exit        over Charles River and follow          FROM WEST AND MASS PIKE
marked Kendall Square. Go across       straight...                            Take Mass Pike to exit 18 (Cambridge/
Longfellow Bridge over Charles River   FROM WALTHAM AND RTE. 2                Allston/Brighton exit). After toll,
and follow straight. Marriott Hotel    Rte. 2 to Memorial Drive eastbound.    bear right (Cambridge/Somerville). Go
will be 1 1/2 blocks down on left...   (You will pass Harvard University,     straight across River Street Bridge.
FROM "T"                               The B.U. Bridge, The Mass Ave. Bridge  Turn right onto Memorial Drive
Take "T" to Kendall Square/MIT stop.   and MIT.) After passing MIT, STAY TO   eastbound. After passing MIT, STAY TO
Walk straight up stairs...             THE RIGHT. Take left at lights         THE RIGHT. Take left at first set of
                                       (Kendall Square) onto Binney Street.   lights (2nd Kendall Square sign) onto
                                       Take left at 2nd light onto Third St.  Binney Street. Take left at 2nd light
                                       Proceed to end and turn right onto     onto Third Street. Proceed to end and
                                       Broadway...                            turn right onto Broadway...

                LOGO

  NOTE: UPON REACHING KENDALL SQUARE, PLEASE REFER TO KENDALL SQUARE CAMBRIDGE
                               CENTER DETAIL MAP
            FOR BIOGEN BUILDING LOCATIONS AND PARKING INSTRUCTIONS.

                                 [BIOGEN LOGO]
                              14 CAMBRIDGE CENTER
                              CAMBRIDGE, MA 02142

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                  MEETING DATE
                                 JUNE 15, 2001

                                  BIOGEN, INC.

                               PROXY SOLICITED BY
                     THE BOARD OF DIRECTORS OF BIOGEN, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 15, 2001, in connection with the Annual Meeting of Stockholders to be held on June 15, 2001 at 10:00 a.m. at the offices of Biogen, Inc., a Massachusetts corporation (the "Company"), located at 12 Cambridge Center, Cambridge, MA 02142, and does hereby appoint James L. Vincent, James C. Mullen, and Thomas J. Bucknum, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS A DIRECTOR AND FOR PROPOSAL 2 BELOW. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

______________________________
______________________________
______________________________

 X    PLEASE MARK VOTES AS IN THIS EXAMPLE
---

The Company's Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Company's Board of Directors may designate)

/ / FOR nominees listed below      / / WITHHOLD AUTHORITY     / / FOR ALL EXCEPT


NOMINEES ALAN BELZER, MARY L. GOOD, SIR KENNETH MURRAY AND JAMES W. STEVENS for a three-year term ending at the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified or their earlier resignation or removal.

Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. To ratify the selection by the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

          / / FOR                  / / AGAINST              / / ABSTAIN


In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

          MARK                                    MARK HERE
          HERE FOR                                IF YOU PLAN
          ADDRESS                                 TO ATTEND
          CHANGE      / /                         THE MEETING    / /


Record date shares:

Please be sure to sign and date this Proxy.


                                   Date:                              , 2001
                                        ------------------------------


                                   -----------------------------------------
                                   Signature


                                   -----------------------------------------
                                   Signature